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[LETTERHEAD OF DECHERT LLP]

                                                                    EXHIBIT 11.1

May 21, 2003

Frank Russell Investment Company
909 A Street
Tacoma, Washington  98402

Re:   Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel to Frank Russell Investment Company, a Massachusetts business trust ("FRIC"), in connection with FRIC's Registration Statement on Form N-14 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the transfer of all or substantially all the assets of each of Equity Income Fund and Equity III Fund, each a sub-trust of FRIC (the "Target Funds"), to Select Value Fund, a separate sub-trust of FRIC ("Value Fund"), in exchange for the issuance of shares of beneficial interest of Value Fund, par value $0.01 per share (the "Shares"), and the assumption of the Target Funds' liabilities by Value Fund pursuant to the proposed reorganizations as described in the Registration Statement and the form of Agreement and Plan of Reorganization (the "Agreement") by FRIC, on behalf of the Target Funds and Value Fund, as filed with the Registration Statement.

In connection with the opinions set forth herein, you have provided to us originals, copies or facsimile transmissions of, and we have reviewed and relied upon, among other things: a copy of the Registration Statement; a copy of the Agreement; the Amended and Restated Master Trust Agreement of FRIC dated August 19, 2002, as amended; the By-Laws of FRIC dated August 8, 1984 (the "By-Laws"); and a Certificate of the Assistant Secretary of FRIC dated May 20, 2003 with respect to certain resolutions of the Board of Trustees of FRIC and certain other factual matters. In addition, we have reviewed and relied upon a Certificate issued by the Secretary of the Commonwealth of Massachusetts dated May 20, 2003 with respect to FRIC. We have assumed that the By-Laws have been duly adopted by the Trustees. We have also examined such documents and questions of law as we have concluded are necessary or appropriate for purposes of the opinions expressed below.

In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures, (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us, (iii) that any resolutions provided have been duly adopted by the Trustees, (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of each Fund on which we have relied for the purposes of this opinion are true and correct, and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above. Where documents are referred to in


Law Offices of Dechert LLP
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Frank Russell Investment Company
May 21, 2003
Page 2

resolutions approved by the Trustees, or in the Registration Statement, we assume such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise. When any opinion set forth below relates to the existence or standing of FRIC, such opinion is based entirely upon and is limited by the items referred to above, and we understand that the foregoing assumptions, limitations and qualifications are acceptable to you.

Based upon the foregoing, we are of the opinion that:

1. FRIC has been duly formed and is validly existing as a business trust under the laws of the Commonwealth of Massachusetts; and

2. the Shares registered under the Securities Act in the Registration Statement when issued in accordance with the terms described in the Registration Statement and the Agreement will be legally issued, fully paid and non-assessable by FRIC.

The opinions expressed herein are limited to the laws of the Commonwealth of Massachusetts and the federal securities laws of the United States. We express no opinion herein with respect to the effect or applicability of the law of any other jurisdiction. The opinions expressed herein are solely for your benefit and may not be relied on in any manner or for any purpose by any other person. We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein. We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/s/ Dechert LLP

Dechert LLP
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